The following unaudited pro forma combined financial statements give effect to the Merger Agreement between Blue Star Foods Corp. (formerly A.G. Acquisition Group II, Inc.) (“BSFC”), BSFC Subsidiary, Blue Star Acquisition, Inc. and John Keeler & Co., Inc D/B/A Blue Star Foods. Of the then outstanding shares (16,015,000), 15,000,000 will be owned by Blue Star Acquisition, Inc, having exchanged his 500 shares in John Keeler & Co., Inc D/B/A Blue Star Foods (constituting 100% of John Keeler & Co., Inc D/B/A Blue Star Foods outstanding stock) and the remaining 1,015,000 shares will be held by the existing BSFC shareholders and service providers.

BSFC had 100,000,000 common shares authorized with a par value of $0.0001 with 10,000,000 shares outstanding. Additionally, BSFC had 10,000 shares of Series A 8% cumulative convertible preferred stock authorized with a par value of $.0001 with no shares outstanding. Upon closing of the Merger, 9,250,000 shares of the then outstanding 10,000,000 shares will be cancelled leaving 750,000 shares. Blue Star Acquisition, Inc. will exchange all of it shares in John Keeler & Co., Inc D/B/A Blue Star Foods (500 shares at $1.00 par value common shares) for 15,000,000 shares of BSFC. Additionally, BSFC will issue 265,000 shares to service providers, for their services in closing the transaction. After the merger, Blue Star Acquisition, Inc. will own 96.4% the then outstanding shares of BSFC.

The Merger will be accounted for as a “reverse merger” and recapitalization since, immediately following the completion of the transaction, the holders of John Keeler & Co. Inc. stock will have effective control of BSFC. In addition, John Keeler & Co., Inc. will have control of the combined entity through control of the Board by designating all four of the board seats to be held by the existing board of John Keeler & Co., Inc. Additionally, all of John Keeler and Co., Inc.’s officers and senior executive positions will continue on as management of the combined entity after consummation of the Merger. For accounting purposes, John Keeler & Co., Inc. will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of BSFC. Accordingly, John Keeler & Co., Inc.’s assets, liabilities and results of operations will become the historical financial statements of the registrant, and the Company’s assets, liabilities and results of operations will be consolidated with BSFC effective as of the date of the closing of the Merger. No step-up in basis or intangible assets or goodwill will be recorded in this transaction.

BSFC entered into a private placement offering whereby BSFC offered units to include 1 share of series A convertible Preferred stock, par value $.0001, initially convertible into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price equal to $2.00 per share (500 Shares) (the “Conversion Price”), and (ii) a warrant, substantially in the form of Exhibit A hereto (the “Warrant”), representing the right to purchase one-half (½) of one share of the Company’s Common Stock for every share of Common Stock that would be received upon conversion of a share of 8% Series A Stock (250 Shares), exercisable from issuance until three (3) years after the applicable Closing Date (as defined below), at an exercise price equal to 120% of the Conversion Price ($2.40 per each whole share).

Upon Closing, BSFC will issue 725 shares of the Series A 8% Cumulative Preferred Convertible stock to the private placement investors and 181,250 warrants. Additionally, BSFC will issue 688 shares of Series A 8% Cumulative Preferred Convertible stock and 172,000 warrants to former investors in a prior transaction.

Upon closing, BSFC will issue an option for 3,120,000 shares to Carlos Faria as a transfer from an option grant in John Keeler & Co., Inc. This option vested as of the close of the merger and an expense of $496,293 will be recognized as a pro-forma adjustment.

As of the closing of the transaction, BSFC issued an option for 3,120,000 common shares to Christopher Constable. This option will vest 1 year following the closing of the merger. BSFC recognized an expense of $2,977,783 as a pro-forma adjustment

The unaudited pro forma combined balance sheet as of July 31, 2018 as well as the unaudited combined statements of operations for the year ended October 31, 2017 for BSFC and December 31, 2017 for John Keeler and Co., Inc. and for the nine months ended July 31, 2018 for BSFC and June 30, 2018 for John Keeler & Co., Inc., presented herein, gives effect to the Merger as if the transaction had occurred at the beginning of such period and includes certain adjustments within the Stockholder’s Equity section that are directly attributable to the transaction.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had John Keeler & Co., Inc. and BSFC been a combined company during the specified periods. The unaudited pro forma combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical combined financial statements of John Keeler & Co., Inc. included herein, and the historical financial statements of BSFC included in its Annual Report on Form 10-K for the year ended October 31, 2017 and its Quarterly Report on Form 10-Q for the nine months ended July 31, 2018.

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BLUE STAR FOODS CORP AND JOHN KEELER & CO., INC.

PROFORMA CONDENSED COMBINED BALANCE SHEETS

(UNAUDITED)

	John Keeler & Co., Inc. July 31, 2018	Blue Star Foods Corp July 31, 2018	Adjustments	Adjustments Reference	Pro Forma Combined and Consolidated
ASSETS

CURRENT ASSETS
Cash	$10,093	$1,024	$725,000	A	$736,117
Restricted Cash	106,660				106,660
Accounts receivable, net	4,478,674				4,478,674
Inventory, net	6,492,754				6,492,754
Advances to related party	1,118,453				1,118,453
Other current assets	177,744				177,744
Total current assets	12,384,378	1,024	725,000		13,110,402

FIXED ASSETS, net	116,580				116,580

OTHER ASSETS	233,038				233,038

TOTAL ASSETS	$12,733,996	$1,024	$725,000		$13,460,020

LIABILITIES AND STOCKHOLDER’S DEFICIT

CURRENT LIABILITIES
Accounts payable and accruals	$3,399,226	$9,000	$60,000	H	$3,468,226
Working capital line of credit	7,857,828				7,857,828
Current maturities of long-term debt	38,008				38,008
Stockholder notes payable - Subordinated	2,910,136				2,910,136
Total current liabilities	14,205,198	9,000	60,000		14,274,198

LONG -TERM DEBT	10,712	-			10,712

TOTAL LIABILITIES	14,215,910	9,000	60,000		14,284,910

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER’S DEFICIT
Series A 8% cumulative convertible preferred stock, $0.0001 par value; 10,000 shares authorized, 1,413 shares issued and outstanding			-	A,B	-
Common stock, $0.0001 par value, 100,000,000 shares authorized; 16,015,000 shares issued and outstanding	500	1,000	102	C,D,E,F	1,602
Additional paid-in capital	559,257	3,000	2,508,568	A,B,C,D,E,F,G,I,K,L	3,070,825
Accumulated deficit	(1,704,056)	(11,976)	(1,843,670)	B,C,G,H,I,,L	(3,559,702)
Total Stockholders Deficit	(1,144,299)	(7,976)	665,000		(487,275)

Non-controlling interest	(463,853)	-			(463,853)
Accumulated other comprehensive income (VIE)	126,238	-			126,238
Total VIE’s deficit	(337,615)	-	-		(337,615)
					-
TOTAL STOCKHOLDER’S DEFICIT	(1,481,914)	(7,976)	665,000		(824,890)
					-
TOTAL LIABILITIES AND STOCKHOLDER’S DEFICIT	$12,733,996	$1,024	$725,000		$13,460,020

See Notes to Unaudited Pro Forma Combined Financial Statements.

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BLUE STAR FOODS CORP AND JOHN KEELER & CO., INC.

PROFORMA CONDENSED COMBINED INCOME STATEMENT

TWELVE MONTHS ENDED

(UNAUDITED)

	John Keeler & Co., Inc. December 31, 2017	Blue Star Foods Corp. October 31, 2017	Adjustments	Adjustments Reference	Pro Forma Combined and Consolidated

REVENUE, NET	$36,951,923	$-			$36,951,923

COST OF REVENUE	31,254,430	-			$31,254,430

GROSS PROFIT	5,697,493	-	-		5,697,493

COMMISSIONS	155,574				155,574
SALARIES & WAGES	1,859,706				1,859,706
OTHER OPERATING EXPENSES	2,340,163	387	4,833,429	B,C,H,I,J,L	7,173,979

INCOME (LOSS) FROM OPERATIONS	1,342,050	(387)	(4,833,429)		(3,491,766)

OTHER EXPENSE	(29,478)	-			(29,478)
INTEREST EXPENSE	(969,416)	-			(969,416)

NET INCOME (LOSS)	343,156	(387)	(4,833,429)		(4,490,660)

Deemed dividend on convertible preferred shares and warrants	-	-	(153,193)	K	(153,193)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	343,156	(387)	$(4,986,622)		$(4,643,853)

Net Income (Loss) Per Share - Basic and Diluted	686	(0.00)			(0.29)

Weighted Average Shares Outstanding - Basic and Diluted	500	10,000			16,015,000

See Notes to Unaudited Pro Forma Combined Financial Statements.

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BLUE STAR FOODS CORP AND JOHN KEELER & CO., INC.

PROFORMA CONDENSED COMBINED INCOME STATEMENT

NINE MONTHS ENDED

(UNAUDITED)

	John Keeler & Co., Inc. June 30, 2018	Blue Star Foods Corp. July 31, 2018	Adjustments	Adjustments Reference	Pro Forma Combined and Consolidated

REVENUE, NET	$25,493,757	$-			$25,493,757

COST OF REVENUE	22,125,126	-			22,125,126

GROSS PROFIT	3,368,631	-	-		3,368,631

COMMISSIONS	103,504				103,504
SALARIES & WAGES	1,338,006				1,338,006
OTHER OPERATING EXPENSES	1,751,225	11,589	4,833,429	B,C,H,I,J,L	6,596,243

INCOME (LOSS) FROM OPERATIONS	175,896	(11,589)	(4,833,429)		(4,669,122)

OTHER EXPENSE	(679)	-			(679)
INTEREST EXPENSE	(801,523)	-			(801,523)

NET INCOME (LOSS)	(626,306)	(11,589)	(4,833,429)		(5,471,324)

DEEMED DIVIDEND ON CONVERTIBLE PREFERRED SHARES AND WARRANTS	-	-	(153,193)	K	(153,193)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(626,306)	$(11,589)	$(4,986,622)		$(5,624,517)
Net Loss Per Share - Basic and Diluted	(1,253)	(0.00)			(0.35)

Weighted Average Shares Outstanding - Basic and Diluted	500	10,000,000			16,015,000

See Notes to Unaudited Pro Forma Combined Financial Statements.

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NOTES AND ASSUMPTIONS TO PROFORMA COMBINED FINANCIAL STATEMENTS

(Unaudited)

(A) To Book the private placement of Preferred Shares

(B) To Book the issuance of Preferred shares to prior investors

(C) To Book Common Shares for service providers

(D) To Adjust Blue Star Foods Corp.’s shareholders ownership to 750,000 shares from 10,000,000 shares

(E) To Convert John Keeler & Co.’s common stock to additional paid-in-capital

(F) To Record John Keeler & Co’s acquisition of 15,000,000 shares of Blue Star Foods Corp. common stock in exchange for all shares of common stock of John Keeler & Co., Inc.

(G) To Convert Blue Star Foods Corp’s retained earnings to Additional paid in Capital

(H) To Book Cash Expense for Service provider due at closing

(I) To Book Issuance of Options to Carlos Faria transferring from John Keeler & Co., Inc.

(J) To Book Issuance of Options to Christopher Constable

(K) To book Warrants granted to investors per the Subscription Agreement

(L) To book Warrants granted as part of the release agreements

The unaudited pro forma combined financial statements do not include any adjustment for non-recurring costs incurred or to be incurred after July 31 2018 by both Blue Star Foods Corp. and John Keeler & Co., Inc. to consummate the Reverse Merger, except as noted above. Merger costs include fees payable for legal fees and accounting fees and are estimated to be approximately $50,000. Such costs will be expensed as incurred.

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